                                  EXHIBIT 12.1

                    Statement Regarding Computation of Ratios

Computation of Ratios
---------------------------------

The following formulas were used to calculate the ratios in Financial Information and Supplementary Data, page 47, Selected Financial Data for the years ended December 31, 1999, 1998, 1997, 1996 and 1995, included in this report.

(Calculation)
Net Income / Weighted average shares of common stock outstanding for the period = Earnings Per Share


                                                          December 31,
                                 1999          1998           1997          1996           1995
                               -------        -------       -------       -------        -------
Net Income                    $2,450,381     $2,033,025    $ 1,930,568    $1,643,994     $1,470,347

Weighted Average
Shares Outstanding             1,508,526      1,508,526      1,508,526     1,508,526      1,508,526

Per Share Amount                   $1.62          $1.35          $1.28         $1.09          $ .97


(Calculation)
Cash dividends/ Shares issued
=  Cash dividends declared per share


                                                          December 31,
                                 1999          1998           1997          1996           1995
                               -------        -------       -------       -------        -------
Cash dividends                 $ 827,247     $  732,677   $   652,936    $  573,698     $  410,525


Shares issued                  1,508,526      1,508,526     1,508,526     1,508,526      1,508,526

Per Share Amount                    $.55           $.49          $.43          $.38           $.27


(Calculation)
Stockholders' Equity/ Shares issued
=  Book Value per share


                                                          December 31,
                                 1999          1998           1997          1996           1995
                               -------        -------       -------       -------        -------
Stockholders' Equity         $16,055,472    $15,460,938   $14,128,995   $12,649,278   $11,709,207


Shares issued                  1,508,526      1,508,526     1,508,526     1,508,526     1,508,526

Per Share Amount                  $10.64         $10.25        $ 9.37        $ 8.39        $ 7.76


(Calculation)
Net Income / Total average assets
=  Return on Average Assets


                                                         (In thousands)
                                                          December 31,
                                 1999          1998           1997          1996           1995
                               -------        -------       -------       -------        -------
Net Income                     $  2,450       $  2,033      $  1,931      $  1,644        $  1,470

Total Average Assets           $183,436       $164,630      $153,290      $137,810        $124,145

Return on Average Assets           1.34%          1.23%         1.26%         1.19%           1.18%



(Calculation)
Net Income / Average stockholders' equity
=  Return on Average Equity

                                                         (In thousands)
                                                          December 31,
                                 1999          1998           1997          1996           1995
                               -------        -------       -------       -------        -------
Net Income                     $ 2,450        $ 2,033      $ 1,931       $ 1,644         $ 1,470

Total Average
Stockholders' Equity           $16,087        $14,697      $13,400       $12,186         $11,170

Return on Average Equity         15.23%         13.83%       14.41%        13.49%          13.16%


(Calculation)
Average Equity / Average stockholders' equity
=  Average Equity to Average Assets


                                                         (In thousands)
                                                          December 31,
                                 1999          1998           1997          1996           1995
                               -------        -------       -------       -------        -------
Total Average
Stockholders' Equity           $ 16,087      $ 14,697      $ 13,400      $ 12,186        $ 11,170

Total Average Assets           $183,436      $164,630      $153,290      $137,810        $124,145

Average Equity
 to Average Assets                 8.77%         8.93%         8.74%         8.84%           9.00%


(Calculation)
Cash dividends per share / Net income per share
=  Dividend Payout Ratio


                                                          December 31,
                                 1999          1998           1997          1996           1995
                               -------        -------       -------       -------        -------
Cash dividends
  per share                     $ .55          $ .49        $ .43         $ .38           $ .27


Net income per share            $1.62          $1.35        $1.28         $1.09           $ .97

Dividend Payout Ratio           33.95%         36.30%       33.59%        34.86%          27.84%


(Calculation)
Loans/ Total deposits
=  Loan to Deposit Ratio


                                                          December 31,
                                 1999          1998           1997          1996           1995
                               -------        -------       -------       -------        -------
Loans                      $110,488,432   $103,555,319  $ 95,373,653   $ 80,416,680    $ 72,006,276


Total deposits             $161,557,932   $147,784,819  $137,044,813   $125,271,069    $114,895,154

Loan to Deposit Ratio             68.39%         70.07%        69.59%         64.19%         62.67%
